Exhibit 99.1

ECOARK INVESTORS TO EXERCISE WARRANTS FOR $2 MILLION OF CASH

SAN JOSE, Calif. – January 27, 2020 – Ecoark Holdings, Inc. (“Ecoark”) (OTCQB: ZEST), today announced that the two accredited institutional investors (the “Investors”) holding the warrants issued with the Series B Convertible Preferred Stock on August 21, 2019 (the “Warrants”) have agreed to a cash exercise. Ecoark will receive approximately $2 million in cash from the exercise of the Warrants.

The Investors will also receive Replacement Warrants. The Replacement Warrants will be issued to the Investors with an exercise price of $0.90 per share and will carry a term of five years. The Replacement Warrants will be structured to reduce the amount of derivative liability on Ecoark’s balance sheet. Ecoark has agreed to file a registration statement with the SEC covering the resale of the shares of common stock underlying the Replacement Warrants.

“We thank our Investors for their continued support”, said Randy May, CEO of Ecoark. “The additional $2 million in working capital from the cash exercise of the Warrants will not only support Ecoark past its June 1, 2020 trial date for its suit against Walmart, but also eliminates a large derivative liability related to the Warrants. Over the coming weeks, Ecoark will continue to take steps to position the Company for an up-listing to a national securities exchange,” said Mr. May.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Ecoark Holdings, Inc. and Zest Labs

Founded in 2011, Ecoark is an AgTech company modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, suppliers, distributors and retailers. The company’s wholly-owned subsidiary, Zest Labs, offers the Zest FreshTM solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Through item-level monitoring and real-time predictive analytics, Zest Fresh enables customers to improve the freshness and quality of produce and proteins, realize substantial cost savings and reduce food waste. To learn more about Zest Fresh click here.

Forward Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that are expected or anticipated to occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effectiveness of the technology discussed in this release and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the potential inability to grow and manage growth profitably, including that the collaboration between AgroFresh and Zest may not yield the results expected, the technology described herein may not perform as intended, risks associated with acquisitions and investments, changes in applicable laws or regulations, and the possibility of adverse economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in each company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

ZEST FRESH™ and Zest Labs™ are trademarks of Zest Labs, Inc.

Contact:

Investor Relations:

John Mills

ICR

646-277-1254

John.Mills@icrinc.com